UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 13, 2007

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

New York                                                   13-3131650

(State or other jurisdiction of

I.R.S. Employer

incorporation or organization)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 18, 2007, Kenneth Cole Productions, Inc. (“the Company”) issued a press release announcing that its wholly-owned subsidiary Kenneth Cole Productions (LIC), Inc. had acquired in an asset purchase on September 13, 2007 the Le Tigre trademark, tiger logo, portfolio of licenses, and other intellectual property associated with the Le Tigre brand.  The Company paid Le Tigre, LLC $13 million at closing and will potentially make additional payments of up to $12 million to the seller based upon the achievement of performance targets through 2008.  In conjunction with the acquisition, the Company entered into a license agreement with Le Tigre, LLC to continue manufacturing and selling sportswear under the Le Tigre brand.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated September 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated: September 18, 2007

By:       /s/ DAVID P. EDELMAN

Name:  David P. Edelman

Title:    Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated September 18, 2007

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

-- Kenneth Cole Productions Acquires the Le Tigre Brand --

New York, New York, September 18, 2007 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today announced that it has acquired in an asset purchase the Le Tigre trademark, iconic tiger logo, portfolio of licenses, and other intellectual property associated with the Le Tigre brand.  Le Tigre sportswear is currently sold in premiere specialty stores as well as better department stores including Nordstrom and Lord & Taylor.  In conjunction with the acquisition, the Company has entered into a license agreement with Le Tigre, LLC to continue manufacturing and selling sportswear under the Le Tigre brand.

Chairman and Chief Executive Officer Kenneth Cole said, “We are pleased to add such a strong and internationally respected brand to our portfolio.  We believe there is significant upside for the Company, specifically through various licensing opportunities as well as through the introduction of men’s, women’s and children’s footwear.  Ryan O’Sullivan, the CEO of Le Tigre, LLC, has brought great vision to the brand, and he and his team have done an excellent job of reinvigorating it into what it is today.  We look forward to working with them going forward.”

Chief Financial Officer David Edelman added, “We believe that this transaction provides us an opportunity to diversify our brand portfolio and further build on our high-margin licensing revenue stream.  There has been considerable interest expressed in expanding or adding the Le Tigre brand merchandise across various classifications.  We are excited to use the strength of our balance sheet to acquire a new vehicle that we are confident will create growth and value for our shareholders.”

Ryan O’Sullivan, CEO of Le Tigre, LLC, commented, “Kenneth has a unique voice and he is both a talented designer and a respected and visionary business leader. This deal presents a tremendous opportunity for us by joining forces with Kenneth Cole Productions to unlock the full potential of the Le Tigre brand.  We are looking forward to expanding our business, growing the brand into new categories, and leveraging the solid work that we have already done with this compelling brand.”

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the registered trademarks KENNETH COLE NEW YORK, KENNETH COLE REACTION, UNLISTED and TRIBECA as well as footwear under the proprietary trademark GENTLE SOULS and under the licensed trademark BONGO. The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel, as well as fragrances, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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